Exhibit 99.1

DAVIDsTEA URGES SHAREHOLDERS TO VOTE THE YELLOW PROXY BEFORE TODAY’S 5 P.M. CUT OFF

Shareholders can vote the YELLOW proxy even if they previously voted on the blue proxy

MONTREAL, June 12, 2018 (GLOBE NEWSWIRE) —  DAVIDsTEA Inc. (Nasdaq: DTEA) today expressed its appreciation for the support it has received from shareholders and customers in advance of the company’s upcoming Annual General Meeting. DAVIDsTEA will host its Annual General Meeting at 9:30 a.m. ET on Thursday, June 14, 2018 in Montreal, QC.

Joel Silver, President and Chief Executive Officer, DAVIDsTEA, said, “We are grateful for the votes on management’s yellow proxy and urge shareholders to vote today if they have not already voted on the yellow proxy.  We are down to the wire and any shareholders who need help voting should contact Laurel Hill at 1-877-452-7184. Every vote counts.”

“As we have said from the outset, we believe this proxy contest could have been avoided. We tried repeatedly to reach fair settlement, but our attempts were all rejected. A proxy contest of this nature is distracting and can be harmful to a brand and the performance of the business. We are pleased that it will be coming to an end this week.”

“We are moving forward with a strong management team and a clear go-forward plan focused on our store network, reinvestments in merchandising and marketing, advancing e-commerce, and expanding distribution channels. We have work to do to get this business back on track, but I am fully confident we will get there,” added Mr. Silver.

DAVIDsTEA urges shareholders, no matter how many shares they own, to vote the YELLOW Proxy or Voting Information Form today to support the DAVIDsTEA director nominees.

Shareholders are encouraged to visit the DAVIDsTEA’s website to read the Management Information Circular and presentation for a complete understanding of the company’s strategy and the relevant experience of the DAVIDsTEA nominees. The Circular, presentation and instructions on how to vote are publicly available on DAVIDsTEA’s website at http://2018meeting.davidstea.com and on SEDAR (www.sedar.com).

Vote by Tuesday, June 12 at 5 p.m. (Eastern Time)

Time is short. Vote today in support of the DAVIDsTEA nominees by voting using only the YELLOW Proxy or Voting Instruction Form well in advance of the proxy deadline. Disregard any Blue proxy or voting instruction form that you may receive from Rainy Day Investments Ltd.

For questions or voting assistance, please contact Laurel Hill Advisory Group at 1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs regarding its go-forward plan. Actual events may differ materially from these expectations due to risks and uncertainties including the risks of undertaking a public strategic process, the risks of a public proxy contest as well as other risks set forth in the

Company’s Annual Report on Form 10-K dated April 19, 2018, which is and filed with the Securities and Exchange Commission on EDGAR (accessible at www.sec.gov/edgar.shtml) and SEDAR (accessible at www.sedar.com). If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of May 5, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Shareholder Questions

Shareholders who have questions may contact DAVIDsTEA’s proxy agent at:

Laurel Hill Advisory Group

Toll free in North America:  1 (877) 452-7184

(1 (416) 304-0211 outside North America)

assistance@laurelhill.com

Media Contact
Edelman
Nina Godard
(416) 455-6324
nina.godard@edelman.com